EXHIBIT 10.19

REPUBLIC SERVICES, INC.
PERFORMANCE SHARE AGREEMENT
(Other Executive)

Recipient Name : /$ParticipantName$/
Grant Date : /$GrantDate$/
Grant Type : /$GrantType$/
Performance Shares Granted : /$AwardsGranted$/
Plan Name : /$PlanName$/ Settlement Method : /$GrantTxt6$/

THIS PERFORMANCE SHARE AGREEMENT (the “Agreement”), dated as of Grant Date shown above, between Republic Services, Inc., a Delaware corporation (the “Company”) and Participant (the “Participant”), is made pursuant and subject to the provisions of the Republic Services, Inc. 2021 Stock Incentive Plan, and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated in this Agreement by reference.
1.Definitions. All capitalized terms used in this Agreement but not expressly defined shall have the meaning ascribed to them in the Plan, a copy of which is being provided as part of the grant acceptance materials and is incorporated in this Agreement by reference. All references to the Company in this Agreement shall also be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.
2.Award of Performance Shares. Subject to the terms and conditions of the Plan and to the terms and conditions set forth in this Agreement, the Company on this date awards to the Participant the target number of Performance Shares equal to the number of Performance Shares Granted as shown in the box above (the “Performance Shares Granted”). The actual number of Performance Shares earned by the Participant shall be from 0% to 220% of the target Performance Shares Granted. The Performance Shares shall be considered a “Long Term Award” or a “long term incentive grant” under any employment agreement or the Company’s Executive Separation Policy (“Separation Policy”), as applicable to the Participant.
3.    Vesting.
(a)    Vesting Schedule. Subject to the terms and conditions of this Agreement, the Performance Shares shall be subject to a three-year performance period, consisting of the Company’s fiscal years 2025, 2026 and 2027 (the “Performance Period”), after which the number of Performance Shares earned (the “Earned Performance Shares”) shall be determined as provided in Appendix A. Except as otherwise provided below, the number of Earned Performance Shares, if any, shall become vested as of the final date of the Performance Period (the “Vesting Date”) if the Participant remains in continuous service with the Company for the period beginning on the Grant Date and ending on the Vesting Date.

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(b)    Acceleration of Vesting on Account of Death, Disability, Retirement, or Termination of Employment, or for Other Reasons.
(i)    Death or Disability. In the event that the Participant’s continuous service with the Company terminates by reason of the Participant’s death or Disability prior to the Vesting Date, the Participant shall vest in a pro-rated portion of the Earned Performance Shares, which shall be the product of (1) the number of the Earned Performance Shares, and (2) a fraction, the numerator of which is the number of months of the Performance Period which have elapsed since the first day of the Performance Period to the end of the month in which the Participant’s continuous service with the Company terminates by reason of the Participant’s death or Disability and the denominator of which is the total number of months in the Performance Period.
(ii)    Retirement. In the event that the Participant’s continuous service with the Company terminates by reason of the Participant’s retirement prior to the Vesting Date, the Participant shall vest in the full number of Earned Performance Shares, if, at the time of such retirement:
(A)    the Participant is at least fifty-five (55) years old and has completed twenty (20) years of continuous service with the Company; is at least fifty-six (56) years old and has completed ten (10) years of continuous service with the Company; is at least sixty (60) years old and has completed at least five (5) years of continuous service with the Company; or is at least sixty-five (65) years old (without regard to years of service), and in any of these cases has provided the Company not less than one (1) year prior written notice of Participant’s intent to retire; and
(B)    the Company does not provide the Participant with written notice on or before the anticipated retirement date that the Company intends or has grounds to terminate the Participant’s continuous service for Cause.
For purposes of determining years of continuous service, service shall include service in any capacity as an employee or a director with any entity whose financial statements are required to be consolidated with the financial statements of the Company, including service with any such entity prior to the date on which the entity’s financial statements were required to be so consolidated. The Participant agrees to make himself or herself reasonably available to the Company to assist any successor to his or her positions with the Company with any transition or other services as may be reasonably requested by the Board during the period beginning on the date the Participant’s continuous service with the Company terminates by reason of the Participant’s retirement and ending on the last day of the Performance Period.
(iii)    Termination Without Cause. In the event that the Participant’s continuous service with the Company is terminated prior to the Vesting Date by the Company without Cause, the Participant shall vest in a pro-rated portion of the Earned Performance Shares, which shall be the product of (1) the number of the Earned Performance Shares, and (2) a fraction, the numerator of which is the number of months of the Performance Period which have elapsed since the first day of the Performance Period to the end of the month in which the Participant’s continuous service with the Company is terminated by the Company without Cause and the denominator of which is the total number of months in the Performance Period.
4.    Terms and Conditions. This award of Performance Shares is subject to the following terms and conditions:
(a)     Payment for Performance Shares; Forfeiture of Performance Shares; Deferral of Performance Shares.
(i)    Except as otherwise provided in paragraph (ii) of this Section 4(a), Section 4(d), Section 5(b) or Section 14, 100% of the Earned Performance Shares that become vested pursuant to Section 3 shall be settled in shares of Common Stock (the “Stock-Settled Performance Shares”). With respect to each Stock-Settled Performance Share, the Participant shall receive one share of Common Stock for each of the Stock-Settled Performance Shares awarded hereunder, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Except as otherwise provided in paragraph (ii) of this Section 4(a) or Section 5(b), certificates (or other indicia of ownership) representing shares of Common Stock shall be delivered to the Participant in the calendar year following the calendar year in which the Performance Period ends, but in no event later than March 15 of the calendar year following the calendar year in which the Performance Period ends (the “Settlement Date”). Any Performance Shares that are not vested as of the
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Participant’s separation from service, within the meaning of Section 409A of the Code and applicable Treasury Regulations (the “Separation from Service”), and that are not eligible to become vested pursuant to Section 3(b), shall automatically and immediately be forfeited on the date of the Participant’s Separation from Service.
(ii)    The Participant may elect to defer the Performance Shares pursuant to the Republic Services, Inc. Deferred Compensation Plan, as may be amended from time to time (the “Deferred Compensation Plan”), and if the Participant properly and timely does so the Performance Shares deferred by the Participant shall be automatically converted into a corresponding number of units under the Republic Services Stock Unit Fund (the “Units”), shall be credited to the Participant’s “Account Balance” (as defined in the Deferred Compensation Plan) in accordance with Section 3.9(c) of the Deferred Compensation Plan and shall be payable at the times provided for under the Deferred Compensation Plan. The Units shall remain subject to the vesting and forfeiture provisions set forth in Sections 3, 4(g) and 4(j) of this Agreement. The Units shall be payable in actual shares of Common Stock at the times provided for under the Deferred Compensation Plan.
(b)     Hypothetical Nature of Performance Shares. The Performance Shares do not represent an equity security of the Company and do not carry any voting or dividend rights, except the right to receive Dividend Equivalents in accordance with Section 4(c).
(c)    Dividend Equivalents. The Participant shall receive Dividend Equivalents in the form of additional Performance Shares or fractional Performance Shares each time a dividend or other distribution is paid on the Company’s Common Stock. The number of Performance Shares awarded for a cash dividend or non-cash dividend other than a stock dividend shall be determined by (i) multiplying the number of Performance Shares that may be earned by the Participant pursuant to this Agreement as of the dividend record date by the amount of the dividend per share of Common Stock and (ii) dividing the product so determined by the Fair Market Value of the Common Stock on the dividend payment date. The number of Performance Shares awarded for a stock dividend shall be determined by multiplying the number of Performance Shares that may be earned by the Participant pursuant to this Agreement as of the dividend record date by the number of additional shares of Common Stock actually paid as a dividend per share of Common Stock. Any additional Performance Shares awarded pursuant to this Section 4(c) shall be awarded effective as of the date the dividend was paid, and shall have the same status, and shall be subject to the same terms and conditions (including without limitation the performance conditions set forth in Appendix A that must be satisfied for those Performance Shares to which they relate to become Earned Performance Shares, and the vesting and forfeiture provisions and the settlement form (i.e., shares of Common Stock)) under this Agreement as the Performance Shares to which they relate, and shall be distributed on the same payment date referred to in Section 4(a) as the Performance Shares to which they relate (or if later, as of the applicable dividend payment date) or alternatively, at the times provided for under the Deferred Compensation Plan to the extent the Participant elected to defer some or all of the Performance Shares to which the Dividend Equivalents relate under the Deferred Compensation Plan.
(d)     Tax Withholding.
(i)    The Participant shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of Performance Shares (including without limitation the vesting thereof) and any Dividend Equivalents or other distributions made by the Company to the Participant with respect to the Performance Shares as and when the Company determines those amounts to be due, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the Performance Shares or any Dividend Equivalents or other distributions made by the Company to the Participant with respect to any Performance Shares.
(ii)    The Participant agrees that his or her minimum withholding tax obligation with respect to the granting, vesting or settlement of the Stock-Settled Performance Shares and any Dividend Equivalents or other distributions made by the Company to the Participant with respect to the Stock-Settled Performance Shares will be satisfied (provided that the Participant has enough vesting or vested shares available) by the Company’s withholding a portion of the shares of Common Stock otherwise deliverable to the Participant, such shares being valued at their Fair Market Value as of the date on which the taxable event that gives rise to the withholding requirement occurs. The Participant further agrees that each time the Company withholds shares to satisfy his or her minimum withholding tax obligation, the Company will round up to the nearest whole number of shares (with any over withholding applied to federal income tax). For example, if 9.6 shares are required to satisfy the minimum
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withholding tax obligation, the Company will round up to 10 shares. Notwithstanding the foregoing, if the Company determines to allow fractional shares of Common Stock to be distributed or made available under the Company’s compensation and benefit plans, the foregoing rounding rules will cease to apply, and the Company instead will withhold a portion of the shares and fractional shares of Common Stock otherwise deliverable to the Participant, such shares and fractional shares being valued at their Fair Market Value as of the date of the taxable event that gives rise to the withholding requirement occurs. By accepting this Agreement, the Participant consents to this method of tax withholding, including the Company rounding up to the nearest whole number of shares (as applicable).
(e)    No Right to Continued Employment or Service. This Agreement does not confer upon the Participant any right with respect to continuance of employment or service by the Company, nor shall it interfere in any way with the right of the Company to terminate the Participant’s employment at any time.
(f)    Transferability of Awards.
    (i)    Restrictions on Transfer. No Performance Shares shall be transferable or assignable by the Participant, other than by will or the laws of descent and distribution or pursuant to a domestic relations order within the meaning of Section 414(p)(1)(B) of the Code.
    (ii)    Notice. No transfer permitted under Section 4(f)(i) of any Performance Shares, shall be effective to bind the Company unless the Committee shall have been furnished with (1) a Notice of Performance Share Transfer in the form required by the Committee executed and dated by the Participant (or the executor or personal representative of the deceased Participant’s estate) and a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (2) the Statement of Acknowledgement in the form required by the Committee executed and dated by the transferee which states that the transferee will comply with all the terms and conditions of the Plan and the Agreement relating to the Performance Shares that are or would have been applicable to the Participant.
(g)    Forfeiture by Reason of Detrimental Activity. The Performance Shares shall be subject to Section 17(n) of the Plan. Notwithstanding any other provision of this Agreement to the contrary, if the Participant engages in any Detrimental Activity at any time prior to or during the one year period after the latest date on which any portion of the Performance Shares become vested but prior to a Change in Control, the Company shall, upon the recommendation of the Committee in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any portion of the Performance Shares that have not previously been settled with shares of Common Stock, and/or (ii) require within two (2) years after the latest date on which the Performance Shares are settled but prior to a Change in Control that the Participant return to the Company any shares of Common Stock that were distributed to the Participant in settlement of the Performance Shares, or if such shares of Common Stock are not still owned by the Participant, that the Participant pay to the Company an amount equal to the Fair Market Value of such shares of Common Stock on the date they were issued.
(h)    Right to Set Off. By accepting this Agreement, the Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including amounts owed to the Participant as wages or other compensation, for any benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company), up to the dollar amount the Participant owes the Company under Section 4(g) or 4(j). Whether or not the Company elects to make any set off in whole or in part, if the Company does not recover by means of set off the full amount the Participant owes the Company calculated as set forth in Section 4(h), the Participant agrees to pay immediately the unpaid balance to the Company.
(i)    Board of Director Discretion. The Participant may be released from his or her obligations under Sections 4(g) and 4(h) only if the Board, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.
(j)    Clawback Policy. Notwithstanding anything to the contrary contained, in consideration of the grant of this award, the Participant agrees that this award and any payments under it will be subject to forfeiture or repayment to the extent provided for in the Republic Clawback Policy, as it may be amended or restated from time to time, or in accordance with any rules or regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 10D of the Securities Exchange Act of 1934 or other applicable law.
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5.    Change of Control or Capital Structure.
(a)    Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of Performance Shares covered by this award shall be proportionately adjusted and the terms of the restrictions on such Performance Shares shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below Fair Market Value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.
(b)    Change in Control.
(i)     If, within one year after a Change in Control, the Company terminates the Participant’s continuous service with the Company without Cause, the Performance Shares will immediately vest as if all target performance goals had been met and will be paid at target by the Company to the Participant at such time as the Company would have been required to make such payments if the termination of employment had not occurred. In the event this Section 5(b)(i) conflicts with Section 3(b)(iii), this Section 5(b)(i) shall control.
(ii)    Except as provided in Section 5(b)(i), the award of Performance Shares shall not become vested in the event that a Change in Control occurs, except to the extent required in any employment agreement between the Company and the Participant or under the Separation Policy, as applicable. In the event of a change in the Common Stock as presently constituted, which is limited to a change in all of its authorized shares without par value into the same number of shares with par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.
(c)    Other Adjustments. The award of Performance Shares pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
6.    Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or related to this Agreement or the relationship of the Participant and the Company, shall be instituted only in the state or federal courts located in Maricopa County in the State of Arizona, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth in this Agreement.
7.    Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction should determine that any time period provided for in Section 4(g) or 4(j) is unenforceable, then such period shall be reduced to the longest period of time which such court shall deem enforceable, taking into consideration the purpose and intent of the Plan to serve the interests of the Company and its shareholders.
8.    Notices. All notices or other communications with respect to the Performance Shares shall be deemed given and delivered in person or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Administrator at the following address (or such other address, as shall be specified by like notice of a change of address) and shall be effective upon receipt:
                    Stock Administrator
                    Republic Services, Inc.
                    18500 N. Allied Way
                    Phoenix, AZ 85054
9.    Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth in this Agreement shall not be construed as a waiver or
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relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.
10.    Interpretation/Provisions of Plan Control. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. The Participant hereby accepts as final, conclusive and binding, any decisions by the Committee with respect to the interpretation or administration of the Plan and this Agreement.
11.    Participant Bound by Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms, conditions and provisions thereof.
12.    Binding Effect. Subject to the limitations stated in this Agreement and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Participant’s heirs, legatees, distributees and personal representatives.
13.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page or an electronic acceptance of the Agreement, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.
14.    Section 409A.
(a)    General. It is the intention of both the Company and the Participant that the benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Participant or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Participant and on the Company).
(b)    No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the Performance Shares awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
(c)    Separation from Service. If and to the extent permitted by Treasury Regulations Section 1.409A-1(h)(5) or other applicable law, the Participant provides services both as an employee of the Company and as a member of the Board, the services provided as a member of the Board shall not be taken into account in determining whether the Participant has incurred a Separation from Service for purposes of Section 4(a).
(d)    6 Month Delay for Specified Employees.
(i)    If the Participant is a “Specified Employee,” then no payment or benefit that is payable on account of the Participant’s “Separation from Service” shall be made before the date that is six months after the Participant’s “Separation from Service” (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.
(ii)    For purposes of this provision, the Participant shall be considered to be a “Specified Employee” if, at the time of his or her Separation from Service, the Participant is a “key employee,” within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.
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(e)    No Acceleration of Payments. Neither the Company nor the Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
15.    Fractional Performance Shares. Notwithstanding any provisions in this Agreement to the contrary, no full share of Common Stock or cash will be issued for a fractional Stock-Settled Performance Share unless the fractional Stock-Settled Performance Share is for at least one-half of a Performance Share; provided that if the Company determines to allow fractional shares of Common Stock to be distributed or made available under the Company’s compensation and benefit plans, any fractional share of Common Stock due under this Plan shall be distributed in the form of a fractional share of Common Stock, and the foregoing rounding rules shall cease to apply.
IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his or her signature hereto.

REPUBLIC SERVICES, INC.

_____________________________
By: Jon Vander Ark
                         Chief Executive Officer and President

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APPENDIX A
The following summary provides the calculation for determining the number of Earned Performance Shares based on the Company’s achievement of target levels of cash flow value creation (“CFVC”), return on invested capital (“ROIC”) and total shareholder return relative to the S&P 500 Index (“RTSR”) over the Performance Period, as determined as soon as practicable after the end of the Performance Period by the Committee. The Committee may, in its sole and absolute discretion, use negative discretion to decrease, but not increase, the number of Earned Performance Shares otherwise payable to the Participant based upon such performance. For example, negative discretion may be used in the event of certain infrequent or unusual gain from an unexpected event that would favorably impact the number of Earned Performance Shares absent the use of negative discretion. All determinations by the Committee shall be final, conclusive and binding.
1.The Criterion, Target, Threshold and Maximum for the Performance Shares shall be as follows:

CRITERION	TARGET	THRESHOLD	Maximum
CFVC
ROIC

If CFVC target and ROIC target are each met but not exceeded, the Earned Performance Shares will be paid at target, subject to adjustment for RTSR as set forth below.

Performance Shares Escalator

If the ROIC target is met and the CFVC target is exceeded, prior to adjusting for the RTSR multiplier, the Performance Share Grant payout (“PSU Grant Unadjusted Payout”) will be calculated at an amount above target. The multiplying factor applied to target PSU Grant Unadjusted Payout is as follows:

CFVC Multiplying Factor to PSU Grant Unadjusted Payout (intermediate results will be interpolated):

CFVC Achievement	CFVC Multiplying Factor
100% (Target)
200% (Maximum)

Performance Shares Payout if Targets not Met

If either or both targets are not met, the PSU Grant Unadjusted Payout will be calculated at an amount at or below target. Each criterion will be averaged and weighted 50%. If ROIC target is not met and the calculation results in the PSU Grant Unadjusted Payout above target, the PSU Grant Unadjusted Payout will be limited to target.

CFVC Multiplying Factor to PSU Grant Unadjusted Payout (intermediate results will be interpolated on a straight-line basis):

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CFVC Achievement	CFVC Multiplying Factor
0%
50% (Threshold)
100% (Target)
200% (Maximum)

ROIC Multiplying Factor to PSU Grant Unadjusted Payout (intermediate results will be interpolated on a straight-line basis):

ROIC Achievement	ROIC Multiplying Factor
0%
50% (Threshold)
100% (Target and Maximum)

Adjustment for RTSR Performance

The PSU Grant Unadjusted Payout shall be adjusted further for RTSR performance to determine the payout of the 2025-2027 PSU Grant. The adjustment will be done by multiplying the PSU Grant Unadjusted Payout by the TSR Multiplier on Unadjusted Payout as follows:

RTSR Performance	TSR Multiplier on Unadjusted Payout
90%
100%
110%

Definitions:
“CFVC” shall mean Cash Flow Value Creation, a three-year cumulative, total dollar measure that increases over the three-year time period to reach a predetermined goal.
“ROIC” shall mean Return on Invested Capital, an investment return measure which is established for the attainment of a predetermined target over a three-year period.

“CFVC” and “ROIC” shall be prepared on a consistent basis, adjusted by the Committee, in its discretion, for the impact of:
(i)the loss on extinguishment of debt;
(ii)gains and losses (or related impairments) from divestitures, impairments of goodwill and other costs and impairments resulting from exiting a business;
(iii)gains or losses associated with withdrawal from or termination of one or more benefit plans;
(iv)material changes caused by new accounting rules or new interpretations of previous accounting rules; and
(v)similar events or circumstances.

“RTSR” shall be calculated based on the percentile of performance over the three-year cycle compared to the performance of the S&P 500.
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